Exhibit 5.2

June 15, 2021

Life Storage, Inc.

6467 Main Street

Williamsville, New York 14221

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Life Storage, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company of shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company having an aggregate offering price of up to $500,000,000, in an at-the-market offering (the “Offering”) covered by the above-referenced Registration Statement, and all amendments and supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related base prospectus included therein;

2. The Prospectus Supplement, dated June 15, 2021 (the “Prospectus Supplement”);

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions (the “Board Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to (a) the authorization of the execution, delivery and performance by the Company of the Equity Distribution Agreement (as defined below), (b) the sale and issuance of the Shares, and (c) the delegation to a pricing committee of the Board (the “Pricing Committee”) of the power to determine the number of shares to be issued and the issuance price per share, certified as of the date hereof by an officer of the Company;

Life Storage, Inc.

June 15, 2021

7. Resolutions (the “Pricing Committee Resolutions,” and, together with the Board Resolutions, the “Resolutions”) adopted by the Pricing Committee relating to (a) the number, price and other terms of the Shares, (b) the Master Forward Confirmations (as defined below) and (c) the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine the actual number and price of the Shares to be sold in the Offering and certain other matters in connection with the sale and issuance of the Shares, subject to the Resolutions, certified as of the date hereof by an officer of the Company;

8. The Equity Distribution Agreement, dated as of the date hereof (the “Equity Distribution Agreement”), by and among the Company, Life Storage LP, a Delaware limited partnership (the “OP”), Life Storage Holdings, Inc., a Delaware corporation (“Holdings”), (i) each of Wells Fargo Securities, LLC, Truist Securities, Inc., Jefferies LLC, HSBC Securities (USA) Inc., Citigroup Global Markets Inc. and BTIG, LLC, each in its capacity as agent for the Company (the “Sales Agents”), (ii) each of Wells Fargo Bank, National Association, Truist Bank, Jefferies LLC, HSBC Bank USA, N.A. and Citibank, N.A., each in its capacity as purchaser under any forward contract (the “Forward Purchasers”), and (iii) each of Wells Fargo Securities, LLC, Truist Securities, Inc., Jefferies LLC, HSBC Securities (USA) Inc. and Citigroup Global Markets Inc., each in its capacity agent for the Forward Purchaser (the “Forward Sellers”);

9. The form of Master Forward Confirmations (each such agreement entered into in such form, a “Master Forward Confirmation” and, the Master Forward Confirmation together with the Equity Distribution Agreement, the “Agreements”), each to be entered into by and between the Company and a Forward Purchaser;

10. The form of supplemental confirmation, included as an exhibit to the form of Master Forward Confirmation (each such agreement entered into in such form, the “Supplemental Confirmation”), to be executed in connection with the issuance of any Shares pursuant to a Master Forward Confirmation;

11. A certificate executed by an officer of the Company, dated as of the date hereof; and

12. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Life Storage, Inc.

June 15, 2021

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of Article VII of the Charter.

6. Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Prior to the issuance of any Shares to be issued pursuant to a Master Forward Confirmation, the Company will enter into, execute and deliver the Forward Master Confirmation and related Supplemental Confirmation with the applicable Forward Seller. The issuance of, and certain terms of, the Shares to be issued by the Company from time to time pursuant to the Equity Distribution Agreement or Master Forward Confirmation (and related Supplemental Confirmation), as applicable, will be authorized and approved by the Board of Directors or a duly authorized committee thereof, or by the Authorized Officers, in accordance the Resolutions (with such approvals referred to hereinafter as the “Officer Instructions”) prior to the issuance thereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Life Storage, Inc.

June 15, 2021

2. The issuance of the Shares has been duly authorized and, when and to the extent issued against payment therefor in accordance with the Equity Distribution Agreement or Forward Master Confirmation (and related Supplemental Confirmation), as applicable, the Registration Statement, the Prospectus Supplement, the Resolutions and the Officer Instructions, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the current report on Form 8-K dated the date hereof. Phillips Lytle LLP, counsel to the Company, may rely on this opinion in connection with any opinion to be issued by it, dated the date hereof, in connection with the issuance of the Shares. We hereby consent to the filing of this opinion as an exhibit to the current report on Form 8-K dated the date hereof and to the use of the name of our firm in the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

066430-423791